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                               THIRD AMENDMENT TO
                       UNION TEXAS PETROLEUM SAVINGS PLAN
                             FOR SALARIED EMPLOYEES




         WHEREAS, UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company") and other Employing Companies have heretofore adopted and maintained the UNION TEXAS PETROLEUM SAVINGS PLAN FOR SALARIED EMPLOYEES (the "Plan") for the benefit of their eligible employees; and

         WHEREAS, the Company desires to amend the Plan on behalf of itself and the Employing Companies;


         NOW, THEREFORE, the Plan shall be amended as follows, effective as of June 1, 1996:

         1.      Sections 1.1 (27) and 1.1(36) of the Plan shall be deleted.

         2. Article II of Plan shall be deleted and the following shall be substituted therefor:

                                      "II.

                                 PARTICIPATION

                 2.1 GENERAL ELIGIBILITY RULE. Any Eligible Employee shall be eligible to become a Member upon the first day of the month coincident with or next following his Commencement Date.

                 2.2 REEMPLOYED MEMBER. An Eligible Employee who was a Member, or who was eligible to become a Member, prior to a termination of employment shall be eligible to remain or become a Member immediately upon his reemployment as an Eligible Employee.

                 2.3 STATUS AS AN ELIGIBLE EMPLOYEE. An Employee who was not eligible to become a Member because he was not an Eligible Employee shall be eligible to become a Member immediately upon becoming an Eligible Employee as a result of a change in his employment status. A Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.
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                 2.4      ELECTION TO BECOME A MEMBER.  Membership in the Plan
         is voluntary. Any Eligible Employee may become a member upon the date on which he first becomes eligible by executing and filing with the Committee, within the time limits prescribed by the Committee, the Compensation reduction agreement prescribed by the Committee. Any Eligible Employee who does not become a Member upon the date on which he first becomes eligible may become a Member on the first day of any subsequent month by executing and filing with the Committee a Compensation reduction agreement within the time limits prescribed by the Committee."

         3. An Eligible Employee whose Commencement Date occurred on or before May 1, 1996, and who was not eligible to become a Member prior to June 1, 1996, because he had not completed the service requirement of the Plan as in effect prior to this Third Amendment, shall be eligible to become a Member upon June 1, 1996, if he is an Eligible Employee on such date, or on the first day of the month coincident with or next following the date he becomes an Eligible Employee, if he is not an Eligible Employee on such date.

         4. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed on this 13th day of May, 1996.


                                UNION TEXAS PETROLEUM HOLDINGS, INC.



                          BY   /s/ Newton W. Wilson, III
                               ------------------------------------------------
                               NEWTON W. WILSON, III
                               GENERAL COUNSEL AND VICE PRESIDENT-ADMINISTRATION